Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Idaho Copper Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, $0.001 par value per share issuable upon conversion of the Series A Convertible Non-Voting Preferred Stock(2)	457	(o)	9,282,333	$0.24	$2,227,759.92	0.0001476	$328.81
Fees to be Paid	Equity	Common Stock, $0.001 par value per share issuable upon the exercise of warrants (sold in the Newbridge Private Placement Offering (2)	457	(o)	11,604,167	$0.24	$2,785,000.08	0.0001476	$411.06
Fees to be Paid	Equity	Common Stock, $0.001 par value per share issued to the placement agent of the Newbridge Private Placement Offering (2)	457	(o)	813,333	$0.24	$195,199.92	0.0001476	$28.81

Fees to be Paid	Equity	Common Stock, $0.001 par value per share issued pursuant to the January 23, 2023 share exchange (2)	457	(o)	66,794,143	$0.24	$16,030,594.30	0.00014760	$2,366.11
Fees to be Paid	Equity	Common Stock, $0.001 par value per share sold in the December 2022 private placement (2)	457	(o)	4,333,333	$0.24	$1,039,999.92	0.0001476	$153.50
Fees to be Paid	Equity	Common Stock, $0.001 par value per share issuable upon conversion of the two convertible promissory notes (2)	457	(o)	880,000	$0.24	$211,200.00	0.0001476	$31.17
Fees to be Paid	Equity	Common Stock, $0.001 par value per share issued to consultants (2)	457	(o)	413,333	$0.24	$99,199.92	0.0001476	$14.64

	Total Offering Amounts				94,126,642		$22,588,954.06

	Total Fees Due								$3,334.10

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2) In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional shares of Class A common stock that shall be issuable after the date hereof as a result of stock splits, stock dividends, or similar transactions.